SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2006

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On April 7, 2006, Sunrise Telecom Incorporated (the "Company") issued a press release announcing preliminary estimated revenue, and quarter-end backlog, for its first quarter, which ended March 31, 2006. The Company expects to report detailed financial information about its results of operations for the first quarter in a press release in May.  A copy of the press release announcing preliminary estimated results is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including exhibit 99.1, shall be deemed "furnished", not "filed", for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: April 7, 2006	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company on April 7, 2006 announcing preliminary estimates for revenue and backlog for the three months ended March 31, 2006.

Sunrise Telecom Announces Estimated Revenue Results and Estimated Backlog

SAN JOSE, Calif., April 7, 2006 /PRNewswire-FirstCall/ -- Sunrise Telecom® Incorporated (Pink Sheets: SRTI.PK - News), a leader in testing and monitoring solutions for voice, video, data services and next-generation digital multimedia, today announced preliminary estimated revenue in the range of $16 to $18 million for the first quarter 2006. These estimated results compare favorably to the expected revenue of $14 to $17 million that the Company announced on February 23, 2006. The Company also announced that it expects to have estimated sales backlog of between $12 million and $14 million as of the end of the quarter, as compared to $7.6 million at the end of the last quarter as well as the first quarter a year ago.

Said Sunrise CFO, Rick Kent, “We are pleased with our preliminary estimated first quarter revenues and the significant growth in our backlog. Our first quarter is typically our slowest sales quarter, and these results reflect one of the best first quarters in the Company’s history. This represents a substantial improvement from the $11.7 million in sales reported for the first quarter of 2005, which was adversely impacted by shipment delays. We see strong demand across all product lines and regions, with particular momentum coming from new triple-play test-equipment initiatives by large North American service providers.” The Company’s previously announced Audit Committee investigation into transactions and issues involving the sales office in Korea is ongoing, with the Audit Committee evaluating sales practices in a number of sales offices.

Sunrise Telecom expects to report more detailed financial information for the first quarter ended March 31, 2006 in a press release in early May 2006.

About Sunrise Telecom Incorporated

Sunrise Telecom develops and manufactures communications test and measurement solutions that enable service providers to deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively, thus improving their customers’ overall satisfaction. The company offers a robust portfolio of feature-rich, easy-to-use products that pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks from a variety of access points including wireline, DSL, optical fiber, coaxial cable, and signaling networks. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a network of sales representatives and distributors throughout Asia, Europe, the Middle East, Africa, North America, and Latin America. For more information, visit www.sunrisetelecom.com.

NOTE: Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, particularly the statements concerning the Company’s first quarter estimated sales revenue and quarter-end backlog. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from these expectations. Specific factors that may cause results to differ from expectations include: increased competitive pressures and technological change; Sunrise Telecom’s dependence on a limited number of major customers and limited source suppliers; deferred or lost sales resulting from order cancellations or changes; increased management attention and increased costs associated with securities regulation compliance; and deferred sales resulting from the application of revenue recognition requirements. These and other risks and uncertainties are described in more detail in Sunrise Telecom’s reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the quarter ended June 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Contact:

Kate Sidorovich
Investor Relations
415-445-3236
ksidorovich@sunrisetelecom.com